UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 23, 2020
EXAGEN INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39049	20-0434866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1261 Liberty Way
Vista, CA 92081
(Address of principal executive offices) (Zip Code)
(760) 560-1501
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XGN	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On December 23, 2020, Exagen Inc. (the "Company") and Janssen Biotech, Inc. ("Janssen") entered into an amendment to the Co-Promotion Agreement (the "Amendment"), dated December 10, 2018 (the "Co-Promotion Agreement"). Pursuant to the Amendment, the predetermined average baseline for total prescribed units of SIMPONI® for the quarters ending December 31, 2020, March 31, 2021 and June 30, 2021, was adjusted to approximately 28,750 prescribed units per quarter, subject to adjustment under certain circumstances. For the first and second quarter of 2021, the Company will be entitled to an amended quarterly tiered promotion fee ranging from $500 to $1,000 per prescription based on the incremental increase in total prescribed units of SIMPONI® for that quarter over this predetermined baseline. Pursuant to the Amendment, for each of the first and second quarters of 2021, the Company will receive a minimum promotion fee of $0.3 million and the fee will be capped at 10% above the adjusted predetermined baseline. The Company will continue to receive a minimum promotion fee of $0.3 million and the fee will be capped at 5% above the adjusted predetermined baseline for the quarter ended December 31, 2020. The quarterly tiered promotion fee for the remaining term of the Co-Promotion Agreement beginning with the quarter ended September 30, 2021 will revert to the terms set forth in the Co-Promotion Agreement, with no minimum promotion fee and no cap on predetermined baseline units. The term of the Co-Promotion Agreement continues to expire on December 31, 2021, unless extended by the Company for an additional 12 months upon 180 days written notice prior to the end of the current term, or unless earlier terminated pursuant to its terms. If the Company elects to extend the term, the predetermined baseline for 2022 will be subject to future agreement by the Company and Janssen.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K to be filed for the year ending December 31, 2020, portions of which will be redacted for confidentiality purposes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXAGEN INC.

Date: December 28, 2020	By:	/s/ Kamal Adawi
Kamal Adawi
Chief Financial Officer